                                 SCHEDULE 14A
                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
       6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                        JACLYN, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:

            __________________________________________________________________

       2)   Aggregate number of securities to which transaction applies:

            __________________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            __________________________________________________________________

       4)  Proposed maximum aggregate value of transaction:

            __________________________________________________________________

       5)  Total fee paid:

            __________________________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

            __________________________________________________________________

       2)   Form, Schedule or Registration Statement No.:

            __________________________________________________________________

       3)   Filing Party:

            __________________________________________________________________

       4)   Date Filed:

            __________________________________________________________________

                                 JACLYN, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders Of
 JACLYN, INC.

   PLEASE TAKE NOTICE that the 2000 Annual Meeting of Stockholders of JACLYN, INC., a Delaware corporation (the "Company"), will be held at the offices of the Company, 635 59th Street, West New York, New Jersey 07093, on Tuesday, November 28, 2000, at 9:30 o'clock a.m., prevailing local time, for the following purposes:

     1. To elect eight directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP, independent auditors, to serve as the auditors of the Company for the fiscal year ending June 30, 2001;

     3. To approve the Company's 2000 Stock Option Plan; and

     4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

   Only stockholders of record at the close of business on October 20, 2000 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

   Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please complete, sign, date and mail the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors

                                              Jaclyn Hartstein
                                                  Secretary

October 30, 2000


   THE BOARD OF DIRECTORS REQUESTS ALL STOCKHOLDERS TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                 JACLYN, INC.
                                635 59th Street
                        West New York, New Jersey 07093

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This Proxy Statement is being furnished to stockholders on or about October 30, 2000 in connection with the solicitation by the Board of Directors of Jaclyn, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders to be held on November 28, 2000 and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted with respect to all shares represented by it in accordance with the instructions, if any, given in such proxy or, in the absence of any instruction, for the election of all of the nominees named herein to serve as directors, for ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors, and for approval of the Company's 2000 Stock Option Plan. Any proxy may be revoked by the person giving the proxy by written notice received by the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

   Only stockholders of record at the close of business on October 20, 2000 will be entitled to notice of and to vote at the Annual Meeting. On October 20, 2000, there were outstanding 2,647,291 shares of the Company's Common Stock, $1 par value per share ("Common Stock"). Each share of Common Stock entitles the record holder thereof to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

   The affirmative vote of a plurality of votes cast at the Annual Meeting is required to elect directors. The affirmative vote of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting will be required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2001 and to approve the Company's 2000 Stock Option Plan.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth information at October 20, 2000 with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, its only class of voting securities:

                                                         Amount and
                                                          Nature of      Percent
     Name and Address                                    Beneficial        of
     of Beneficial Owner                                  Ownership       Class
     -------------------                             ------------------- -------
     Allan Ginsburg................................  218,003(1)(2)(3)(4)  8.1%
      635 59th Street
      West New York, New Jersey 07093
     Robert Chestnov...............................  211,498(1)(2)(3)(5)  7.8%
      635 59th Street
      West New York, New Jersey 07093
     Howard Ginsburg...............................  196,189(1)(2)(3)(6)  7.3%
      635 59th Street
      West New York, New Jersey 07093
     Bonnie Sue Levy...............................  224,958(1)(7)        8.4%
      635 59th Street
      West New York, New Jersey 07093
     Dimensional Fund Advisors.....................  161,394(8)           6.1%
      1299 Ocean Avenue
      Santa Monica, California 90401
     Michael J. Crew, Investment Advisor...........  144,700(9)           5.5%
      681 Falmouth Road, Box C-2
      Mashpee, Massachusetts 02649
     L. Glenn Naff.................................  169,180(10)          6.4%
      3623 Winding Way Road
      Roanoke, Virginia 24015

--------
* Except as otherwise indicated below, each person listed above has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

(1) Such stockholder is a party, along with certain of his or her family members, trusts and custodianships for the benefit of such stockholder and his or her family members, and the Company, to a stockholders agreement, described below under the caption "Stockholders Agreement," which provides, among other things, that a committee of four of the signatory stockholders may direct the vote of the shares as to which such stockholder may have or share voting power. At October 20, 2000, 1,011,051 shares of Common Stock (38.2%) were subject to such stockholders agreement.
(2) Includes 22,654 shares of Common Stock owned by the Jaclyn, Inc. Employees' Pension Trust, of which Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg are co-trustees, with respect to which each shares voting and investment power and with respect to which each disclaims beneficial ownership. See the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" for certain information with respect to the beneficial ownership by Abe Ginsburg of Common Stock of the Company.
(3) Except as described in footnotes (4), (5) and (6) to this table with respect to Allan Ginsburg, Robert Chestnov and Howard Ginsburg, respectively, and in footnote (1) to the table below under the caption "SECURITY OWNERSHIP OF MANAGEMENT" with respect to Abe Ginsburg, excludes 117,525 shares of Common Stock owned by the Jaclyn, Inc. Employee Stock Ownership Plan ("ESOP"), with respect to which Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, as co-trustees, share investment power. If the 117,525 shares of Common Stock owned by the ESOP were included in the beneficial ownership of such individuals, Abe Ginsburg would be deemed to own 7.9% of the Company's Common Stock; Allan Ginsburg, 12.1%; Robert Chestnov, 11.7%; and Howard Ginsburg, 11.3%. Each disclaims beneficial ownership of such shares.
(4) Includes 50,000 shares of Common Stock which Allan Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 29,884 shares of Common Stock held of record by Mr. Ginsburg as custodian for his children, 10,769 shares owned by Mr. Ginsburg's wife and 1,984 shares owned by a charitable foundation of which Mr. Ginsburg serves as an officer and trustee, with respect to which Mr. Ginsburg shares voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all of such shares. In addition, includes 8,458 shares allocated to Mr. Ginsburg's account under the ESOP.
(5) Includes 66,161 shares of Common Stock which Robert Chestnov has the right to acquire pursuant to presently exercisable stock options. Also includes 6,600 shares held of record by Mr. Chestnov as trustee of two trusts with respect to which he shares voting power and has sole investment power, 27,423 shares held of record by Mr. Chestnov as co-trustee of a trust with respect to which he shares voting and investment power and 3,500 shares owned by a charitable foundation of which Mr. Chestnov serves as an officer and director, with respect to which Mr. Chestnov shares voting and investment power. Mr. Chestnov disclaims beneficial ownership of the shares he holds as trustee, co-trustee and as officer and director of the charitable foundation. In addition, includes 372 shares of Common Stock owned by Mr. Chestnov's wife and 6,906 shares held of record by her as custodian for their children, with respect to which shares Mr. Chestnov disclaims beneficial ownership, and 10,941 shares allocated to Mr. Chestnov's account under the ESOP.
(6) Includes 50,000 shares of Common Stock which Howard Ginsburg has the right to acquire pursuant to presently exercisable stock options. Also includes 55,114 shares of Common Stock held of record by Howard Ginsburg as custodian for his children and 1,800 shares owned by his wife, with respect to all of which shares Mr. Ginsburg disclaims beneficial ownership. In addition, includes 8,458 shares allocated to Mr. Ginsburg's account under the ESOP.
(7) Includes 15,000 shares of Common Stock which Mrs. Levy has the right to acquire pursuant to presently exercisable stock options and 6,154 shares allocated to Mrs. Levy's account under the ESOP.
(8) Pursuant to a Schedule 13G filed by Dimensional Fund Advisors Inc. ("DFA") with the Securities and Exchange Commission, DFA has indicated that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (these investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or manager, DFA has indicated that it possesses voting and/or investment power over the shares listed in the immediately preceding table opposite its name that are owned by the Funds. DFA further has indicated that such shares are owned by the Funds and DFA disclaims beneficial ownership of such shares.
(9) Michael J. Crew, Investment Advisor has advised the Company that he shares voting and investment power with respect to all of the shares listed in the immediately preceding table opposite his name.
(10) Pursuant to a Schedule 13G filed by Mr. Naff with the Securities and Exchange Commission, Mr. Naff has indicated that he has sole voting and dispositive power with respect to all of the shares listed in the immediately preceding table opposite his name.

                       SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth information at October 20, 2000 as to the ownership of shares of the Company's Common Stock, its only outstanding class of equity securities, with respect to (a) each director and nominee for director, (b) each executive officer named in the Summary Compensation Table under the caption "EXECUTIVE COMPENSATION" below (the "Named Executive Officers") and (c) all directors and executive officers of the Company as a group ( 10 persons):

                                                                         Percent
                                                  Amount and Nature of     of
   Name of Beneficial Owner                     Beneficial Ownership (1)  Class
   ------------------------                     ------------------------ -------
   Abe Ginsburg................................          91,879(2)         3.5%
   Allan Ginsburg..............................         218,003(3)         8.1%
   Robert Chestnov.............................         211,498(4)         7.8%
   Howard Ginsburg.............................         196,189(5)         7.3%
   Martin Brody................................           8,387(6)           *
   Richard Chestnov............................          54,273(7)         2.0%
   Albert Safer................................           8,000(8)           *
   Norman Axelrod..............................           2,000(9)           *
   Anthony Christon............................          44,928(10)        1.7%
   Bonnie Sue Levy.............................         224,958(11)        8.4%
   All directors and executive
    officers as a group (10 persons)...........         961,227(12)       33.0%

--------
*Less than one (1%) percent.

(1) Except as otherwise indicated below, each person named above and each person in the group referred to above has sole voting and investment power with respect to shares indicated as beneficially owned by such person or group.
(2) Reference is made to footnotes (1), (2) and (3) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS". Includes 65,769 shares of Common Stock owned by a charitable foundation in which Abe Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg shares voting and investment power, and 2,581 shares of Common Stock owned by a charitable foundation in which Mr. Ginsburg serves as an officer and director and with respect to which Mr. Ginsburg has sole voting and investment power. Mr. Ginsburg disclaims beneficial ownership of all such shares. In addition, includes 2 shares of Common Stock allocated to Mr. Ginsburg's account under the ESOP.
(3) See footnotes (1), (2), (3) and (4) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Allan Ginsburg of Common Stock of the Company.
(4) See footnotes (1), (2), (3) and (5) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Robert Chestnov of Common Stock of the Company.
(5) See footnotes (1), (2), (3) and (6) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Howard Ginsburg of Common Stock of the Company.

(6) Includes 8,000 shares of Common Stock which Mr. Brody has the right to acquire pursuant to presently exercisable stock options.
(7) Richard Chestnov holds 27,423 of the shares set opposite his name as co-trustee of a trust, 3,500 of the shares set opposite his name as an officer and director of a charitable foundation, with respect to which, in each case, he shares voting and investment power, and 200 shares held by Mr. Chestnov as custodian for his child. Mr. Chestnov disclaims beneficial ownership of such shares. Also includes 8,000 shares of Common Stock which Mr. Chestnov has the right to acquire pursuant to presently exercisable stock options.
(8) Includes 8,000 shares of Common Stock which Mr. Safer has the right to acquire pursuant to presently exercisable stock options.
(9) Includes 2,000 shares of Common Stock which Mr. Axelrod has the right to acquire pursuant to presently exercisable stock options.
(10) Includes 42,500 shares of Common Stock which Mr. Christon has the right to acquire pursuant to presently exercisable stock options, 600 shares held by him in an individual retirement account and 1,828 shares allocated to his account under the ESOP.
(11) See footnotes (1) and (7) to the table above under the caption "SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS" for certain information concerning the beneficial ownership by Bonnie Sue Levy of Common Stock of the Company.
(12) Reference is made to footnotes (2) through (11) above. Includes an aggregate of 249,661 shares of Common Stock which directors and executive officers of the Company have the right to acquire pursuant to presently exercisable stock options and an aggregate of 35,841 shares of Common Stock allocated to the respective accounts of executive officers of the Company under the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

   During the fiscal year ended June 30, 2000, Norman Axelrod filed his Initial Statement of Beneficial Ownership on Form 3 late, reporting one transaction.

Stockholders Agreement

   Messrs. Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, certain other family members, trusts and custodianships for the benefit of such individuals and family members, and the Company are parties to an amended and restated stockholders agreement dated as of July 30, 1996 (the "Stockholders Agreement"). The Stockholders Agreement, among other things, entitles Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg, in their capacity as a stockholders' committee (in such capacity, collectively, the "Stockholders Committee"), acting by the vote of at least two-thirds, or by the unanimous written consent, of the members of the Stockholders Committee, for a period of ten years from the date of the Stockholders Agreement, to direct the voting of the shares of Common Stock with respect to which the signatory stockholders have or share, or may hereafter have or share, voting power with respect to all matters submitted to stockholders of the Company at any annual or special meeting of stockholders of the Company or pursuant to a written consent in lieu thereof. At October 20, 2000, the Stockholders Committee was entitled, pursuant to the Stockholders Agreement, to direct the vote as to 1,011,051 shares of Common Stock (38.2%).

                         ITEM 1: ELECTION OF DIRECTORS

Nominees for Election

   A Board of Directors consisting of eight directors is to be elected by stockholders at the Annual Meeting to hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted for the election of the nominees named in the following table, all of whom are now directors of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected. While the Board of Directors has no reason to believe that any of those named will not be available as a candidate for election as a director of the Company, should such a situation arise, proxies may be voted for the election of the remaining named nominees and for such substitute nominee or nominees as the holders of the proxies may determine.

   Certain information with respect to each director is set forth below:

                         Director
 Name                Age  Since   Principal Occupation
 ----                --- -------- --------------------
 Abe Ginsburg.......  83   1968   Chairman of the Executive Committee of the
                                   Company
 Allan Ginsburg.....  58   1968   Chairman of the Board of the Company
 Robert Chestnov....  52   1981   President and Chief Executive Officer of the
                                   Company
 Howard Ginsburg....  58   1981   Vice Chairman of the Board of the Company;
                                   President of the Company's Shane Handbag
                                   Division
 Martin Brody.......  79   1980   Private Investor
 Richard Chestnov...  55   1988   Private Investor
 Albert Safer.......  52   1997   President of Safer Textile Processing and
                                   Kuttner Prints, textile mills
 Norman Axelrod.....  48   2000   President, Chief Executive Officer and
                                   Chairman of Linens 'N Things, a leading,
                                   large format retailer of home textiles,
                                   housewares and home accessories

Information Concerning the Board of Directors

   The business experience during the last five years of the directors of the Company is as follows:

   Abe Ginsburg has been Chairman of the Executive Committee of the Company since November 29, 1988.

   Allan Ginsburg has been Chairman of the Board of the Company since November 29, 1988.

   Robert Chestnov has been the President and Chief Executive Officer of the Company since November 29, 1988.

   Howard Ginsburg has been Vice Chairman of the Board of the Company since November 29, 1988 and has been President of the Company's Shane Handbag Division for more than the past five years.

   Martin Brody has been a private investor since his retirement on January 1, 1994. From April 1990 through December 1993, Mr. Brody was Vice Chairman of the Board of Restaurant Associates Corporation, the owner and operator of specialty restaurants, and was Chairman of its Board for more than five years prior thereto. Mr. Brody also serves as a director of a number of Solomon Smith Barney mutual funds and preferred income funds.

   Richard Chestnov has been a private investor since 1992. Prior thereto, he was a partner of Chego International, an apparel importer.

   Albert Safer has been President of Safer Textile Processing and Kuttner Prints, textile mills, for more than the past five years. Mr. Safer has also served as President of Safer Development and Management, which is engaged in real estate development and management, for more than the past five years.

   Norman Axelrod has been President and Chief Executive Officer of Linens 'N Things, Inc., a leading, national large format retailer of home textiles, housewares and home accessories, since 1988 and has been Chairman of the Board of that company since 1997.

Meetings and Committees

   During the Company's fiscal year ended June 30, 2000 the Board of Directors held four meetings. Each director except Martin Brody attended at least 75% of the meetings of the Board of Directors, and of committees of the Board of Directors on which he served, during the periods that he served as a director in fiscal 2000. Each director who is not an employee of the Company (a "non-employee director") receives an annual fee of $12,000 for serving as a director. In addition, each non-employee director in office immediately after each annual meeting of stockholders at which directors are elected, and each non-employee director on the date such person is first elected a director, automatically is granted an option to purchase 2,000 shares of Common Stock under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan"). During the fiscal year ended June 30, 2000, Martin Brody, Richard Chestnov and Albert Safer each were granted options to purchase 2,000 shares of Common Stock at a per share exercise price of $2.8125 and Norman Axelrod was granted an option to purchase 2,000 shares of Common Stock at a per share exercise price of $2.5625.

   The Company does not have a nominating committee, the functions of which are performed by the Board of Directors, or a compensation committee, the functions of which are performed by the Company's Board of Directors, Executive Committee and Stock Option Committee to the extent set forth below under the caption "Report on Executive Compensation." The Executive Committee, whose members are Abe Ginsburg (Chairman), Allan Ginsburg, Robert Chestnov and Howard Ginsburg, meets informally throughout the Company's fiscal year. The Stock Option Committee, whose present members are Abe Ginsburg, Richard Chestnov and Albert Safer, did not meet during fiscal 2000. The Company's Audit Committee, which held two meetings during the fiscal year ended June 30, 2000, presently consists of Messrs. Martin Brody and Albert Safer. The Audit Committee recommends the selection of the Company's independent auditors, confirms the independence of, and compensation paid to, the independent auditors, and reviews and discusses with management and the independent auditors the Company's public financial reports and other pertinent auditing, accounting and financial reporting matters.

Executive Officers

   The executive officers of the Company are set forth in the table below. All executive officers are elected at the annual meeting or at interim meetings of the Board of Directors. No arrangement or understanding exists between any executive officer and any other person pursuant to which he or she was elected as an executive officer.

   Name                     Age                 Position and Period Served___
   ----                     --- -------------------------------------------------------------
   Abe Ginsburg............  83 Chairman of the Executive Committee since November 29, 1988
   Allan Ginsburg..........  58 Chairman of the Board since November 29, 1988
   Robert Chestnov.........  52 President and Chief Executive Officer since November 29, 1988
   Howard Ginsburg.........  58 Vice Chairman of the Board since November 29, 1988 and
                                 President of the Company's Shane Handbag Division for more than the past five years
   Bonnie Sue Levy.........  55 Vice President of the Company and President of the Company's
                                 Aetna Kiddie Bag Division for more than the past five years
   Anthony Christon........  55 Chief Financial Officer for more than the past five years

Family Relationships

   Abe Ginsburg, Chairman of the Executive Committee and a director of the Company, is the father of Howard Ginsburg, Vice Chairman of the Board and a director of the Company. Allan Ginsburg, Chairman of the Board and a director of the Company, is the brother of Bonnie Sue Levy, Vice President of the Company, is a nephew of Abe Ginsburg and is a first cousin of Howard Ginsburg. Robert Chestnov, President, Chief Executive Officer and a director of the Company, and Richard Chestnov, a director of the Company, are brothers.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain summary information for each of the Company's fiscal years ended June 30, 2000, 1999 and 1998 concerning the compensation of the Company's chief executive officer and each of its four other most highly compensated executive officers:

                                           Long Term Compensation
                              Annual       -----------------------
                           Compensation            Awards
                         ----------------- -----------------------
                                                        Securities
                                           Restricted   Underlying  All Other
     Name and             Salary   Bonus      Stock      Options   Compensation
Principal Position  Year   ($)      ($)    Award(s)($)     (#)        ($)(1)
------------------  ---- -------- -------- -----------  ---------- ------------
Robert Chestnov,    2000 $310,605 $ 47,500                           $15,956
 President and      1999  303,615   12,500                25,000      18,235
 Chief Executive    1998  317,650  122,500   $83,750(2)               18,863
 Officer

Allan Ginsburg,     2000 $310,605 $ 47,500                           $ 7,623
 Chairman of        1999  303,615   12,500                25,000      24,348
 the Board          1998  317,650   62,500                            26,267

Howard Ginsburg,    2000 $310,605 $ 47,500                           $25,123
 Vice Chairman      1999  303,615   12,500                25,000      29,347
 of the Board       1998  317,650   62,500                            10,009

Anthony Christon,   2000 $217,755 $ 20,000                           $ 8,198
 Chief Financial    1999  213,690    5,000                10,000       5,704
 Officer            1998  209,780   25,000                            10,847

Bonnie Sue Levy,    2000 $180,420 $      0                           $14,837
 Vice President     1999  196,590        0                 7,500      16,241
                    1998  183,405   10,000                            10,465

--------
(1) Amounts in this column for the fiscal year ended June 30, 2000 include (i) premiums paid during fiscal 2000 by the Company for term life insurance for the benefit of certain of the named executive officers (Robert Chestnov--$2,066, Allan Ginsburg--$2,066, Howard Ginsburg--$2,066, Anthony Christon--$1,027 and Bonnie Sue Levy--$2,066), (ii) reimbursement during fiscal 2000 of medical and/or dental expenses under a supplemental medical and dental expense reimbursement program (the "Medical Expense Program") for executive officers and certain other employees of the Company (Robert Chestnov--$13,642, Allan Ginsburg--$5,309, Howard Ginsburg--$22,809, Anthony Christon--$6,927 and Bonnie Sue Levy--$12,523) and (iii) the value, as at June 30, 2000, of shares of Common Stock allocated to accounts of the named executive officers under the ESOP during fiscal 2000 (Robert Chestnov--$248, Allan Ginsburg--$248, Howard Ginsburg--$248, Anthony Christon--$244 and Bonnie Sue Levy--$248).

(2) Amount in this column for Mr. Chestnov includes the dollar value on the date of grant of an award to Mr. Chestnov during fiscal 1998 of 20,000 shares of Common Stock which are restricted pursuant to an agreement between the Company and Mr. Chestnov. All shares are presently vested and future dividends, if any, would be payable with regard to such shares.

Stock Options

   Fiscal Year End Option Values. The following table sets forth certain information concerning the number and value at June 30, 2000 of shares of Common Stock subject to unexercised options held by the executive officers named in the Summary Compensation Table. No stock options were granted to or exercised by such executive officers during the Company's fiscal year ended June 30, 2000.

                                      Number of Securities  Value of Unexercised
                                           Underlying           In-the-Money
                                       Unexercised Options   Options at Fiscal
                                      at Fiscal Year End(#)     Year End($)
                                      --------------------- --------------------
                                          Exercisable/          Exercisable/
      Name                               Unerxercisable       Unexercisable(1)
      ----                            --------------------- --------------------
      Robert Chestnov................       66,161/--              --/--
      Allan Ginsburg.................       50,000/--              --/--
      Howard Ginsburg................       50,000/--              --/--
      Anthony Christon...............       42,500/--              --/--
      Bonnie Sue Levy................       15,000/--              --/--

--------
(1) Based on the closing price on the American Stock Exchange on June 30, 2000 of the shares of Common Stock subject to the stock options.

Pension Plan

   The Company maintains a defined benefit pension plan entitled the "Jaclyn, Inc. Employees Pension Trust" (the "Pension Plan") which covers all non-union employees of the Company and certain of its subsidiaries who have attained age 21 and have completed at least six months of service to the Company. The following table sets forth the estimated annual benefit payable under the Pension Plan to an employee who retires at age 65 in 2000 at the remuneration and years-of-service classifications set forth in the table. The benefits do not take into account voluntary employee contributions, are not subject to any deduction for Social Security benefits and represent annual benefits payable for life with one hundred twenty (120) monthly payments guaranteed, commencing at age 65. The table gives effect to the limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), on the accrual of benefits on compensation above certain levels (presently a maximum of $170,000).

                                    Assumed Years of Service
         Assumed Annual      ---------------------------------------
      Average Compensation     15      20      25      30      35
      --------------------   ------- ------- ------- ------- -------
      $100,000               $14,250 $19,000 $23,750 $28,500 $33,250
      $125,000                18,000  24,000  30,000  36,000  42,000
      $150,000                21,750  29,000  36,250  43,500  50,750
      $160,000                23,250  31,000  38,750  46,500  54,250
      $170,000 and greater    24,750  33,000  41,250  49,500  57,750

   Compensation under the Pension Plan includes all cash compensation subject to withholding (as reflected on each participant's Form W-2 as reported for the preceding year) plus salary deferral contributions made by the employee to the Jaclyn, Inc. Premium Payment Plan, excluding commissions, and, as to the individuals named in the table under the caption "EXECUTIVE COMPENSATION-- Summary Compensation Table," would be the amounts set forth opposite their respective names under the captions "Salary" and "Bonus" (subject, however, to the Code limitations referred to above). As of June 30, 2000, the following individuals had the number of years of credited service under the Pension Plan indicated after their names: Allan Ginsburg, 39; Robert Chestnov, 30; Howard Ginsburg, 39; Anthony Christon 5; and Bonnie Sue Levy, 25.

Report on Executive Compensation

   The Company does not have a compensation committee. The Executive Committee of the Board of Directors determines compensation of the Company's executive officers. The Board of Directors and the Stock Option Committee are responsible for the grant of options to purchase shares of Common Stock under the Company's stock option plans and for the administration of all such plans.

   The primary objectives of the Company's executive compensation structure are to maintain executive compensation at competitive levels to retain qualified personnel and to reward individuals for their respective contributions to the Company's success. Bonuses, in particular, are granted in order to reward and acknowledge employees for, among other things, individual initiative and achievement. The grant of stock options is intended to provide executives with a stake in the long-term success of the Company and to coordinate executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the market price of Common Stock.

   A number of factors are considered in determining compensation of executives, such as historical financial results, anticipated revenues and earnings for the next fiscal year, individual contributions to, and length of service with, the Company, compensation levels at other companies (both within and outside the Company's industry), and equity and fairness within the top levels of management. Historically, the Executive Committee has fostered the objective of equity and fairness by setting substantially equal salaries and bonuses for the Company's Chairman of the Board, President and Vice-Chairman of the Board. Decisions are, however, primarily subjective. No specific corporate performance-related targets are formally used and no pre-determined weight is generally assigned to any of the factors mentioned above.

   Mr. Chestnov's salary for fiscal 2000 was $310,605 and he received bonus compensation of $47,500, an aggregate increase of $41,990 compared with his compensation for the fiscal year ended June 30, 1999. In determining Mr. Chestnov's salary and in granting Mr. Chestnov a bonus for fiscal 2000, the Executive Committee considered a number of factors, including significantly increased revenues and earnings in fiscal 2000 ($71,897,000 and $260,000 ($.10 per share), respectively) compared with the Company's operating results in fiscal 1999, as well as Mr. Chestnov's leadership role in the successful completion of the Company's 1999 program to eliminate unprofitable divisions and the integration of the women's apparel catalogue business acquired by the Company in the second half of fiscal 1999. The Executive Committee also noted that it had reduced Mr. Chestnov's aggregate compensation for fiscal 1999 by $124,035 and that his compensation remains below fiscal 1998 levels. No stock options were granted to Mr. Chestnov or any other officer of the Company during fiscal 2000.

        The Board of               The Executive                    The Stock Option
         Directors                   Committee                         Committee
      ----------------         ----------------------               ----------------
      Allan Ginsburg           Abe Ginsburg, Chairman               Abe Ginsburg
      Robert Chestnov          Allan Ginsburg                       Richard Chestnov
      Howard Ginsburg          Robert Chestnov                      Albert Safer
      Abe Ginsburg             Howard Ginsburg
      Martin Brody
      Richard Chestnov
      Albert Safer
      Norman Axelrod

Compensation Committee Interlocks and Insider Participation

   The Company's Executive Committee consists of Abe Ginsburg, Allan Ginsburg, Robert Chestnov and Howard Ginsburg and its Stock Option Committee consists of Abe Ginsburg, Richard Chestnov and Albert Safer. During the fiscal year ended June 30, 2000, the Company purchased fabric in the ordinary course of business from Rainbow Mills Dyeing and Finishing, Inc. and from Kuttner Prints, corporations in which Albert Safer, a director of the Company, holds an indirect, majority equity interest, at an aggregate purchase price of $48,830.54 and 49,543.76, respectively. During such fiscal year, the Company also purchased fabric in the ordinary course of business from F&M Fabrics, Inc., a corporation in which Mr. Safer's wife holds a 50% indirect equity interest, at an aggregate purchase price of $4,918.15. The Company believes that the foregoing transactions were on terms no less favorable than it could have received from unrelated third parties. In addition, during fiscal 2000, Abe Ginsburg, Chairman of the Executive Committee and a director and co-founder of the Company, was paid $81,585 for services rendered to the Company, was reimbursed $8,027 for medical and/or dental expenses under the Medical Expense Program and received an allocation of 41 shares of Common Stock to his ESOP account. Jaclyn Hartstein, Secretary of the Company, who is a daughter of Abe Ginsburg and a sister of Howard Ginsburg, was paid $165,866 for services rendered to the Company in fiscal 2000, was reimbursed $16,670 for medical and/or dental expenses under the Medical Expense Program and received an allocation of 122 shares of Common Stock to her ESOP account.

Performance Graph

   The following graph compares the yearly percentage change in the cumulative total return on the Company's Common Stock for the five fiscal years ended June 30, 2000 with (i) Media General Financial Services' American Stock Exchange Market Value Index and (ii) a peer group of three companies, consisting of Samsonite Corporation, Swank, Inc. and Tandy Brands Accessories, Inc., which during fiscal 2000 either competed with the Company in one of its product categories or was engaged in related industries. The comparison assumes an investment of $100 on July 1, 1995 in the Company and in each of the comparison groups and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN


                                    --------------------------------FISCAL YEAR ENDING-----------------------------------

COMPANY/INDEX/MARKET               6/30/1995        6/28/1996       6/30/1997      6/30/1998     6/30/1999   6/30/2000
Jaclyn, Inc.                         100.00           78.16            82.76         95.40           55.17       36.78

Customer Selected Stock List         100.00           78.01           153.80         60.28           37.42       24.69

AMEX Market Index                    100.00          114.50           121.78        140.79          138.50      159.25

                         ITEM 2: SELECTION OF AUDITORS

   The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the books and accounts of the Company for the fiscal year ending June 30, 2001. This firm is the successor to the firm of auditors which has audited the books of the Company or its predecessor since 1965. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if such representative desires to do so.

   The appointment of Deloitte & Touche LLP is subject to ratification by a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. If the appointment of Deloitte & Touche LLP is not ratified by such stockholder vote, the Board of Directors will reconsider its action and select independent auditors without further stockholder action.

   The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors of the Company. Unless otherwise specified in the proxies, the shares represented by all proxies received will be voted FOR the appointment of Deloitte & Touche LLP.

                  ITEM 3: APPROVAL OF 2000 STOCK OPTION PLAN

   On October 13, 2000, the Board of Directors adopted, subject to stockholder approval, the Company's 2000 Stock Option Plan (the "2000 Plan"). The 2000 Plan is designed to provide an incentive to employees (including directors and officers who are employees) of, and consultants to, the Company and to offer an additional inducement in obtaining the services of such persons. The grant of stock options is also intended to coordinate optionees' and stockholders' long-term interests by creating a direct link between a portion of compensation and increases in the market price of the Common Stock.

   The Board of Directors believes that the existence of a stock option plan has been instrumental in retaining individuals of outstanding ability. However, on October 9, 2000, the 1990 Stock Option Plan of the Company terminated in accordance with its terms. Options may no longer be granted under the 1990 Stock Option Plan and there is no other stock option plan of the Company in existence under which options may be issued. Accordingly, the Board of Directors adopted the 2000 Plan, subject to approval of the Company's stockholders at the Annual Meeting.

   The following summarizes certain material features of the 2000 Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2000 Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

Administration

   The 2000 Plan will be administered by the Company's Board of Directors or, at the discretion of the Board, by a committee of the Board of Directors (the "Administrators") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

   Within the express limits contained in the 2000 Plan, the Administrators are empowered to determine, among other things, the following: the persons to be granted options, the times when options shall be granted, whether an option is to be an incentive stock option (an "ISO"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified stock option (a "NQSO") which does not qualify as an ISO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms or conditions relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option and, with the consent of the optionee, to modify an option. The Administrators are also authorized to prescribe, amend and rescind rules and regulations relating to the 2000 Plan, to make all other determinations necessary or advisable for administering the 2000 Plan and to construe the 2000 Plan.

Shares Subject to the 2000 Plan and Eligibility

   The 2000 Plan authorizes the grant of options to purchase a maximum of 300,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees (including directors and officers who are employees) of, and consultants to, the Company. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the 2000 Plan. As of October 20, 2000, approximately 25 employees and consultants were eligible to participate in the 2000 Plan.

   No options have been granted under the 2000 Plan. In addition, since the grant of options under the 2000 Plan is in the discretion of the Administrators, it is not possible to determine the future grant of options thereunder.

   On October 20, 2000, the closing price per share of Common Stock on the American Stock Exchange was $2.75.

Type of Options

   Options granted under the 2000 Plan may either be ISOs or NQSOs.

Terms and Conditions of Options

   Options granted under the 2000 Plan will be subject to, among other things, the following terms and conditions:

     (a) The exercise price of each option will be determined by the Administrators, but the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company).

     (b) Options may be granted for terms determined by the Administrators; provided, that the term of an ISO may not exceed 10 years (5 years if the optionee owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company).

     (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 200,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

     (d) The exercise price of each option is payable in full upon exercise (unless the applicable stock option contract ("Contract") entered into by the Company with an optionee permits the payment of the exercise price in installments) by one or more of the following methods: (i) in cash or by certified check, (ii) by transferring to the Company previously acquired shares of Common Stock having an aggregate fair market value (on the date of exercise) equal to the aggregate exercise price of all options being exercised, (iii) by a combination thereof, or (iv) one-tenth of the aggregate exercise price in cash (or by certified check) and the balance by issuance of a recourse promissory note in form satisfactory to the Administrators bearing interest at a rate equal to or greater than one hundred and ten percent (110%) of the "applicable federal rate" in effect on the date of exercise of the stock option in accordance with Section 1274(d) of the Code.

     (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his legal representatives.

     (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason other than the death or disability of the optionee, for cause or without the consent of the Company, the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option.

     (g) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.

Adjustment in Event of Capital Changes

   Appropriate adjustments will be made in the aggregate number and kind of shares available under the 2000 Plan, in the aggregate number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of a proposed dissolution or liquidation of the

Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board of Directors of the Company shall, as to outstanding options, either (a) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (b) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

Duration and Amendment of the 2000 Plan

   No option may be granted under the 2000 Plan after October 12, 2010. The Board of Directors may at any time terminate or amend the 2000 Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of options that may be granted to any person in any calendar year, (b) change the eligibility requirements for persons who may receive options or (c) make any changes for which applicable law or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

Certain Federal Income Tax Consequences

   The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the 2000 Plan and the sale of any underlying security. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying securities. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

ISOs

   No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares (regardless of whether the exercise price was paid solely in cash or a combination of cash and a recourse promissory note).

   If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

   If the shares received upon the exercise of an ISO are disposed of prior to two years from the date of grant or one year from the date of exercise (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

NQSOs

   No taxable income will be recognized by an optionee upon the grant of a NQSO. Upon the exercise of a NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares (regardless of whether the exercise price was paid solely in cash or a combination of cash and a recourse promissory note) plus the amount of ordinary income so recognized.

   Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to a NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

Exercises of Options Using Previously Acquired Shares

   If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

   However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two years from grant/one year after transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

   The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

   Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as an exercise of an option for no consideration.

Alternative Minimum Tax

   In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. A holder of an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

                               OTHER INFORMATION

Other Action at the Meeting

   The Board of Directors has not received notice of and is not aware of any other matters that are to be presented for action at the Annual Meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in their discretion on such matters, including any matters relating to or dealing with the conduct of the Annual Meeting.

Proposals For 2001 Annual Meeting

   Consistent with Securities and Exchange Commission regulations, stockholder proposals intended to be included in the proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, 635 59th Street, West New York, New Jersey 07093, no later than July 1, 2001. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company. As to any proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the 2001 Annual Meeting, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before September 15, 2001. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

General

   The solicitation of proxies in the accompanying form will be made, at the Company's expense, primarily by mail and through brokerage and banking institutions. In addition, proxies may be solicited in person or by telephone or facsimile, by officers, directors and regular employees of the Company. The Company will reimburse brokerage firms, nominees, fiduciaries and other custodians their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

   Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter are considered shares entitled to vote, and cast, with respect to that matter. Shares of Common Stock subject to broker non-votes with respect to any matter will not be considered as shares entitled to vote with respect to that matter.

                                          By Order of the Board of Directors.

                                          Jaclyn Hartstein
                                          Secretary

October 30, 2000

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